CLIMACHEM, INC.,

Issuer,

and

THE GUARANTORS NAMED HEREIN

and

BANK ONE, NA

Trustee

____________________________

FIFTH SUPPLEMENTAL INDENTURE

Dated as of May 24, 2002

To

INDENTURE

Dated as of November 26, 1997

as amended by the

First Supplemental Indenture, dated February 8, 1999,
Second Supplemental Indenture, dated June 25, 1999,
Third Supplemental Indenture, dated August 10, 2000, and
Fourth Supplemental Indenture, dated May 30, 2001

____________________________

$105,000,000

10 3/4% Senior Notes due 2007

          This FIFTH SUPPLEMENTAL INDENTURE, dated as of May 24, 2002, is among ClimaChem, Inc., an Oklahoma corporation (the "Issuer"), the Guarantors referred to in the Indenture (as defined below) and Bank One, NA, a national banking association, as trustee under the Indenture ("Trustee").

W I T N E S S E T H

          WHEREAS, the Company and the Trustee executed an Indenture, dated as of November 26, 1997, as amended by the First Supplemental Indenture, dated February 8, 1999, the Second Supplemental Indenture, dated June 25, 1999, the Third Supplemental Indenture, dated August 10, 2000, and the Fourth Supplemental Indenture, dated May 30, 2001 (the "Indenture"), providing for the issuance of $105,000,000 aggregate principal amount of 10 3/4% Senior Notes due 2007;

          WHEREAS, for all purposes of this Fifth Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Fifth Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture;

          WHEREAS, Section 9.2 of the Indenture permits the Company and the Trustee, with the written consent of the Holders of at least a majority of the aggregate principal amount of the outstanding Securities (and as to Sections 10.1 and 4.13 of the Indenture, at least 66 2/3% of the aggregate principal amount of the outstanding Securities), to amend, supplement, or modify the Indenture or the Securities, or enter into indentures supplemental to the Indenture, or modify the rights of the Holders as hereinafter provided;

          WHEREAS, the Holders of at least 66-2/3% of the aggregate principal amount of the outstanding Securities as of the date hereof have consented to the execution and delivery of this Fifth Supplemental Indenture and the adoption of the amendments provided herein by the Company and the Trustee;

          WHEREAS, the Board of Directors of the Company has duly authorized the execution and delivery of this Fifth Supplemental Indenture, the Company has delivered an Officers' Certificate and an Opinion of Counsel to the Trustee pursuant to Section 9.6 of the Indenture, and the Company has done and taken all acts and satisfied all conditions and requirements necessary to make this Fifth Supplemental Indenture a valid and binding agreement in accordance with its terms and for the purposes herein set forth; and

          WHEREAS, pursuant to Section 9.2 and 9.6 of the Indenture, the Trustee is authorized to execute and deliver this Fifth Supplemental Indenture;

          NOW THEREFORE, in consideration of the above premises, each party hereto agrees, for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 1.1 Definitions.

          For all purposes of the Indenture and this Fifth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the words "herein," "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Fifth Supplemental Indenture as a whole and not to any particular Article, Section or subdivision.

Section 1.2 Effect Of Headings.

          The Article and Section headings of this Fifth Supplemental Indenture are for convenience only and shall not affect the construction hereof. Except as otherwise specifically set forth herein, all references to Articles and Sections in the Indenture shall remain unchanged.

Section #9; 1.3 Successors And Assigns.

          All covenants and agreements in this Fifth Supplemental Indenture by the Company shall bind its successors and assigns, or any other obligor on the Securities, whether expressed or not.

Section 1.4 Severability Clause.

           If any provision in this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.5 Benefits of Fifth Supplemental Indenture.

          Nothing in this Fifth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Fifth Supplemental Indenture.

Section 1.6 Governing Law.

          This Fifth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York and all rights and remedies shall be governed by such laws without reference to their conflict of laws provision.

Section 1.7 Counterparts.

         This Fifth Supplemental Indenture may be executed in any number of counterparts, each to be deemed an original, but all of which together will represent one and the same agreement.

Section 1.8 Conflicts With TIA.

           If, and to the extent that, any provision of this Fifth Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Fifth Supplemental Indenture or in the Indenture by the TIA, the required provision of the TIA shall control.

Section 1.9 Effectiveness.

          The provisions of this Fifth Supplemental Indenture shall become effective immediately upon the execution and delivery by the Trustee of this Fifth Supplemental Indenture (the "Effective Time").

ARTICLE II

AMENDMENTS

          Section 2.1 Amendments to Section 1.1.

          (a)     Section 1.1 of the Indenture is hereby amended by deleting each of the following definitions in its entirety, together with any and all references thereto in the Indenture:

                                 (1)     "Acquired Indebtedness;"
                                 (2)     "Affiliate Transaction;"
                                 (3)     "Asset Sale;"
                                 (4)     "Asset Sale Offer;"
                                 (5)     "Asset Sale Offer Amount;"
                                 (6)     "Asset Sale Offer Price;"
                                 (7)     "Attributable Value;"
                                 (8)     "Average Life;"
                                 (9)     "Change of Control;"
                                 (10)   "Change of Control Offer;"
                                 (11)   "Change of Control Period;"
                                 (12)   "Change of Control Purchase Date;"
                                 (13)   "Change of Control Purchase Price;"
                                 (14)   "Consolidated Cash Flow;"
                                 (15)   "Consolidated Coverage Ratio;"
                                 (16)   "Consolidated Fixed Charges;"
                                 (17)   "Consolidated Net Income;"
                                 (18)   "Consolidated Net Worth;"
                                 (19)   "Consolidated Subsidiary;"
                                 (20)   "Credit Agreement;"
                                 (21)   "Debt Incurrence Ratio;"
                                 (22)   "Disqualified Capital Stock;"
                                 (23)   "Equity Interest;"
                                 (24)   "Event of Loss;"
                                 (25)   "Excluded Person;"

                                  (26)    "Exempted Affiliate Transaction;"
                                  (27)    "Incurrence Date;"
                                  (28)    "Investment;"
                                  (29)    "Lien;"
                                  (30)    "Net Cash Proceeds;"
                                  (31)    "Permitted Indebtedness;"
                                  (32)    "Permitted Investment;"
                                  (33)    "Permitted Lien;"
                                  (34)    "Public Equity Offering;"
                                  (35)    "Purchase Money Indebtedness"
                                  (36)    "Qualified Capital Stock;"
                                  (37)    "Qualified Exchange;"
                                  (38)    "Reference Period;"
                                  (39)    "Refinancing Indebtedness;"
                                  (40)    "Restricted Payment;"
                                  (41)    "Subordinated Indebtedness;" and
                                  (42)    "TES."

          (b)     The definition of "Affiliate" in Section 1.1 of the Indenture is hereby amended by replacing the term "10%" with the term "50%."

          (c)     The definition of "Guarantors" in Section 1.1 of the Indenture is hereby amended to read in its entirety as follows:

                    "Guarantors" means The Environmental Group, Inc., International Environmental Corporation, Climate Master, Inc., KOAX Corp., The Climate Control Group, Inc. (formerly known as APR Corporation), Climate Mate, Inc., The Environmental Group International Limited, LSB Chemical Corp., El Dorado Chemical Company, Slurry Explosive Corporation, Universal Tech Corporation, Northwest Financial Corporation, DSN Corporation, ClimateCraft, Inc., ACP International Limited, ThermalClime, Inc. (formerly known as MultiClima Holdings, Inc.), ClimaCool Corp. and Trison Construction, Inc.

          (d)     The definition of "incur" in Section 1.1 of the Indenture is hereby amended to read in its entirety as follows:

                    "incur" or, as appropriate, "incurrence" means to, directly or indirectly, issue, assume, guarantee, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise.

          (e)     The definition of "Indebtedness" in Section 1.1 of the Indenture is hereby amended to read in its entirety as follows:

                    "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, evidenced by the Securities of such Person, including any guarantees of the Securities by the Guarantors, and (b) any and all deferrals, renewals, extensions of, or amendments, modifications or supplements to, any liability of the kind described in the preceding clause (a), whether or not between or among the same parties.

          (f)     The definition of "Maturity Date" in Section 1.1 of the Indenture is hereby amended to read in its entirety as follows:

                   "Maturity Date," when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          (g)     The definition of "Unrestricted Subsidiary" in Section 1.1 of the Indenture is hereby amended to read in its entirety as follows:

                    "Unrestricted Subsidiary" means any subsidiary of the Issuer that does not own any Capital Stock of the Issuer or any other Subsidiary of the Issuer and that shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer; provided that (i) such subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business, and (ii) neither immediately prior thereto nor after giving pro forma effect to such designation would there exist a Default or Event of Default. The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that no Default or Event of Default is existing or will occur as a consequence thereof. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          Section 2.2   Amendments to Section 2.3.

Section 2.3 of the Indenture is hereby amended by replacing the phrase "Article III, VIII, X, and Section 4.13" in the second sentence thereof with the phrase "Article III and VIII".

          Section 2.3   Amendments to Section 2.6.

          (a)     Section 2.6 of the Indenture is hereby amended by replacing the phrase "Article II, Article X, Section 3.7, 4.13 or 9.5" in paragraph (a)(4) thereof with the phrase "Article II, Section 3.7, or 9.5".

          (b)     Section 2.6 of the Indenture is hereby amended by replacing the phrase "Section 2.2, 2.10, 3.5, 4.13, 9.5 or 10.1" in the fourth paragraph under paragraph (b) thereof with the phrase "Section 2.2, 2.10, 3.5 or 9.5".

          Section 2.4   Amendments to Section 3.1 .

          Sections 3.1 of the Indenture is hereby amended by deleting the second paragraph thereof.

          Section 2.5 Amendments to Article IV .

          (a)     Sections 4.3, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, and 4.19 of the Indenture are hereby deleted in their entireties, together with any and all references thereto in the Indenture.

          (b)     Section 4.6 is hereby amended by deleting in their entirety paragraphs (b) and (c) thereof.

          Section 2.6 Amendments to Article V.

          (a)     Section 5.1 of the Indenture is hereby amended to read in its entirety as follows:

                   "Section 5.1   Limitation on Merger, Sale or Consolidation. The Issuer will not, directly or indirectly, consolidate with or merge with or into another Person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons or adopt a Plan of Liquidation, unless (i) either (a) the Issuer is the continuing entity or (b) the resulting, surviving or transferee entity or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation expressly assumes by supplemental indenture all of the obligations of the Issuer in connection with the Notes and the Indenture."

          (b)     Section 5.2 of the Indenture is hereby amended to read in its entirety as follows:

                   "Section 5.2   Successor Corporation Substituted. Upon any consolidation or merger in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Issuer is merged may exercise every right and power of, the Issuer, under the Indenture with the same effect as if such successor corporation had been named therein as the Issuer, and the Issuer shall be released from the obligations under the Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction."

          Section 2.7   Amendments to Article VI.

          (a)     Paragraphs (3), (6), and (7) of Section 6.1 of the Indenture are hereby deleted in their entireties, together with any and all references thereto in the Indenture.

          (b)     Paragraph (2) of Section 6.1 of the Indenture is hereby amended to read in its entirety as follows:

                    "(2)     the failure by the Issuer to pay all or any part of the principal, or premium, if any, on the Securities when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise;"

          (c)     Paragraph (4) of Section 6.1 of the Indenture is hereby amended to read in its entirety as follows:

                   "(4) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating the Issuer as bankrupt, or approving as properly filed a petition seeking reorganization of the Issuer under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 consecutive days; or a decree or order of a court of competent jurisdiction, judgment appointing a receiver, liquidator, trustee, or assignee in bankruptcy for the Issuer shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;"

          (d)     Paragraph (5) of Section 6.1 of the Indenture is hereby amended to read in its entirety as follows:

                   "(5) the Issuer shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a trustee in bankruptcy of it."

          Section 2.8   Amendments to Section 7.5.

          Section 7.5 of the Indenture is hereby amended to read in its entirety as follows:

                    "If a Default or an Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest (and Liquidated Damages, if any) on, any Security (including the payment of the Redemption Price on the Redemption Date), the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or a Trust Officer of the Trustee in good faith determines that withholding the notice is in the interest of the Securityholders."

          Section 2.9   Amendments to Section 8.3.

          Section 8.3 of the Indenture is hereby amended by replacing the phrase "4.3, 4.6, 4.7, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, and 4.18, Article V and Article X" in the first sentence thereof with the phrase "Section 4.6(a) or Article V," and by deleting the last sentence thereof.

          Section 2.10   Amendments to Article X.

          Article X of the Indenture is hereby deleted in its entirety, together with any references thereto in the Indenture.

          Section 2.11   Amendments to Article XI.

          (a)     Paragraph (a) of Section 11.1 of the Indenture is hereby amended to delete both occurrences of the phrase ", upon a Change of Control Offer, an Asset Sale Offer".

          (b)     Paragraph (b) of Section 11.3 of the Indenture is hereby deleted in its entirety, together with any references thereto in the Indenture.

          (c)     Section 11.4 of the Indenture is hereby amended to read in its entirety as follows:

                   "Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor or all or substantially all of its assets to an entity which is not a Guarantor, which transaction is otherwise in compliance with the Indenture, such Guarantor will be deemed released from its obligations under its Guarantee of the Notes."

          (d)     Section 11.5 of the Indenture is hereby deleted in its entirety, together with any references thereto in the Indenture.

           Section 2.12   Amendment to Exhibit C.

           Exhibit C of the Indenture entitled "Form of Promissory Note" is hereby deleted in its entirety, together with any references thereto in the Indenture.

          Section 2.13   Conforming Amendments.

          Notwithstanding any provision of the Indenture to the contrary, all references to the defined terms deleted pursuant to the provisions of Article II of this Fifth Supplemental Indenture, including, but not limited to, the terms, "Asset Sale," "Asset Sale Offer," "Asset Sale Offer Price," "Change of Control," "Change in Control Purchase Price," and "Change in Control Purchase Date," and the phrases, "in the case of," "or this," "or the," and "or reduce the," which may precede the occurrence of any defined term deleted by Article II of this Fifth Supplemental Indenture, and the phrase, "on the relevant purchase date," which may immediately follow the occurrence of any such term, are hereby deleted in their entirety and any reference to such term or terms or phrase or phrases contained in the Indenture are null and void and of no force or effect for all purposes.

ARTICLE III

NOTICE; AMENDMENT OF, AND NOTATION ON, SECURITIES

           Section 3.1   Notice to Securityholders.

           Promptly after the Effective Time, the Company shall mail to Holders a notice briefly describing the Amendments in accordance with Section 9.02 of the Indenture.

          Section 3.2   Amendment of Securities.

          Outstanding Securities shall be deemed amended as set forth in this Fifth Supplemental Indenture, and the terms of the Indenture, as amended, shall govern the terms of the Securities.

          Section 3.3   Notation on Securities.

          Securities authenticated and delivered after the Effective Time shall, at the Company's expense, be affixed by the Trustee with the following notation:

        "The Company and the Trustee have entered into a Fifth Supplemental Indenture, dated as of March 18, 2002, which amended or deleted, among other things, certain covenants, change of control and asset sale provisions, and events of defaults. Reference is hereby made to such Fifth Supplemental Indenture, copies of which are on file with Bank One, NA, as Trustee. The Indenture as supplemented governs the terms of the Securities."

          The Trustee may, but shall not be required to, require Holders of Securities authenticated and delivered prior to the Effective Time to deliver such Securities to the Trustee so the Trustee may affix them with the aforementioned notation.

[The Remainder of this Page is Intentionally Blank]

SIGNATURE

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                                                          CLIMACHEM, INC.

                                                                           By:   /s/ Tony M. Shelby
                                                                                 Name:  Tony M. Shelby
                                                                                 Title:  Vice President

                                                                           BANK ONE, NA,
                                                                           as Trustee

                                                                           By:    /s/  Jon A. Beacham
                                                                                Name:   Jon A. Beacham
                                                                                Title:      Authorized Signer

                                                                           THE GUARANTORS:

                                                                            International Environmental Corporation

                                                                             By:    /s/ Tony M. Shelby
                                                                                   Name:   Tony M. Shelby
                                                                                   Title:     Vice President

                                                                             Climate Master, Inc.

                                                                              By:   /s/ Tony M. Shelby
                                                                                   Name:   Tony M. Shelby
                                                                                   Title:     Vice President

                                                                             KOAX Corporation

                                                                              By:    /s/ Tony M. Shelby
                                                                                   Name:   Tony M. Shelby
                                                                                   Title:     Vice President

                                                                             The Climate Control Group, Inc.
                                                                              (f/k/a APR Corporation)

                                                                              By:    /s/ Tony M. Shelby
                                                                                   Name:   Tony M. Shelby
                                                                                   Title:     Vice President

                                                                             LSB Chemical Corp.

                                                                              By:    /s/ Tony M. Shelby
                                                                                   Name:   Tony M. Shelby
                                                                                   Title:     Vice President

                                                                              Slurry Explosive Corporation

                                                                              By:    /s/ Tony M. Shelby
                                                                                   Name:   Tony M. Shelby
                                                                                   Title:     Vice President

                                                                             Universal Tech Corporation

                                                                              By:    /s/ Tony M. Shelby
                                                                                   Name:   Tony M. Shelby
                                                                                   Title:     Vice President

                                                                             Northwest Financial Corporation

                                                                              By:    /s/ Tony M. Shelby
                                                                                   Name:   Tony M. Shelby
                                                                                   Title:     Vice President

                                                                             DSN Corporation

                                                                              By:     /s/ Tony M. Shelby
                                                                                   Name:   Tony M. Shelby
                                                                                   Title:     Vice President

                                                                             Climate Mate, Inc.

                                                                              By:      /s/ David R. Goss
                                                                                   Name:   David R. Goss
                                                                                   Title:     President

                                                                              El Dorado Chemical Company

                                                                              By:     /s/ Tony M. Shelby
                                                                                   Name:   Tony M. Shelby
                                                                                   Title:     Vice President

                                                                             The Environmental Group International
                                                                              Limited

                                                                              By:     /s/ David R. Goss
                                                                                   Name:   David R. Goss
                                                                                   Title:     Director

                                                                             The Environmental Group, Inc.

                                                                              By:     /s/ Tony M. Shelby
                                                                                   Name:   Tony M. Shelby
                                                                                   Title:     Vice President

                                                                            ClimateCraft, Inc.

                                                                              By:     /s/ Tony M. Shelby
                                                                                   Name:   Tony M. Shelby
                                                                                   Title:     Vice President

                                                                             ACP International Limited

                                                                              By:    /s/ Tony M. Shelby
                                                                                   Name:   Tony M. Shelby
                                                                                   Title:     Vice President

                                                                             ThermalClime, Inc.
                                                                              (f/k/a MultiClima Holdings, Inc.)

                                                                              By:     /s/ Tony M. Shelby
                                                                                   Name:   Tony M. Shelby
                                                                                   Title:     Vice President

                                                                             ClimaCool Corp.

                                                                              By:     /s/ Tony M. Shelby
                                                                                   Name:   Tony M. Shelby
                                                                                   Title:     Vice President

                                                                             Trison Construction, Inc.

                                                                              By:    /s/ Tony M. Shelby
                                                                                   Name:   Tony M. Shelby
                                                                                   Title:     Vice President